As independent public accountants, we hereby consent to the incorporation of our reports, incorporated by reference into this Form 10-K/A, into the Company's previously filed Registration Statement File Nos. 333-44369 and 333-02819.

ARTHUR ANDERSEN LLP

Stamford, Connecticut
April 29, 1999